Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Friday, September 21, 2012…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $46,430,000 for the second quarter ended August 26, 2012 compared to net sales of $50,449,000 for the second quarter ended August 28, 2011. Park’s net sales for the six months ended August 26, 2012 were $92,476,000 compared to net sales of $102,266,000 for the six months ended August 28, 2011.

Park reported net earnings before special items of $5,771,000 for the second quarter ended August 26, 2012 compared to net earnings before special items of $6,615,000 for the second quarter of last year. In the second quarter ended August 26, 2012, the Company recorded a pre-tax charge of $2,525,000 in connection with the planned closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China. During the last fiscal year’s second quarter, the Company recorded other pre-tax income of $1,598,000 relating to the settlement of certain lawsuits during the quarter. Accordingly, net earnings for the second quarter ended August 26, 2012 were $3,246,000 compared to net earnings of $7,670,000 for the second quarter of last year.

For the six-month period ended August 26, 2012, Park reported net earnings before special items of $10,711,000 compared to net earnings before special items of $13,857,000 for the last year’s first six-month period. The current year six-month period included pre-tax charges of $2,536,000 primarily related to the facility closure mentioned above. The first six-month period of the prior fiscal year included the other pre-tax income of $1,598,000 relating to the settlement of certain lawsuits mentioned above. Accordingly, net earnings were $8,179,000 for the six-month period ended August 26, 2012 compared to net earnings of $14,912,000 for the six-month period ended August 28, 2011.

Park reported basic and diluted earnings per share before special items of $0.28 for the second quarter ended August 26, 2012 compared to basic and diluted earnings per share before special items of $0.32 for last year’s second quarter. Basic and diluted earnings per share were $0.16 for the second quarter ended August 26, 2012 compared to $0.37 for last year’s second quarter.

For the six months ended August 26, 2012, Park reported basic and diluted earnings per share before special items of $0.52 and $0.51, respectively, compared to basic and diluted earnings per share before special items of $0.67 for the prior year’s first six months. Basic and diluted earnings per share were $0.39 for the six months ended August 26, 2012 compared to basic and diluted earnings per share of $0.72 for the prior year’s first six months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (866) 730-5768 in the United States and Canada and (857) 350-1592 in other countries and the required passcode is 53235008.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, September 27, 2012. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 43636417 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as closure and restructuring charges and the settlement of lawsuits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Connecticut, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended		26 Weeks Ended
	8/26/12	8/28/11	8/26/12	8/28/11
Sales	$46,430	$50,449	$92,476	$102,266

Net Earnings before Special Items[1]	$5,771	$6,615	$10,711	$13,857
Special Items net of Tax	$(2,525)	$1,055	$(2,532)	$1,055
Net Earnings	$3,246	$7,670	$8,179	$14,912

Basic and Diluted Earnings per Share:

Basic Earnings before Special Items[1]	$0.28	$0.32	$0.52	$0.67
Special Items	$(0.12)	$0.05	$(0.13)	$0.05
Basic Earnings per Share	$0.16	$0.37	$0.39	$0.72

Diluted Earnings before Special Items[1]	$0.28	$0.32	$0.51	$0.67
Special Items	$(0.12)	$0.05	$(0.12)	$0.05
Diluted Earnings per Share	$0.16	$0.37	$0.39	$0.72

Weighted Average Shares Outstanding:
Basic	20,800	20,741	20,798	20,732
Diluted	20,819	20,776	20,834	20,798

1 Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	8/26/12	2/26/12
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$269,619	$268,785
Accounts Receivable, Net	27,975	23,533
Inventories	15,725	15,823
Other Current Assets	3,964	3,449
Total Current Assets	317,283	311,590

Fixed Assets, Net	33,445	38,695
Other Assets	16,041	15,703
Total Assets	$366,769	$365,988

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$6,543	$8,427
Accrued Liabilities	9,159	8,816
Income Taxes Payable	3,290	4,198
Total Current Liabilities	18,992	21,441

Deferred Income Taxes	1,011	1,062
Other Liabilities	274	274
Total Liabilities	20,277	22,777

Stockholders’ Equity	346,492	343,211

Total Liabilities and Stockholders' Equity	$366,769	$365,988

Equity per Share	$16.66	$16.50

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended			13 Weeks Ended
	August 26, 2012			August 28, 2011
			Before			Before
		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items
Net Sales	$46,430		$46,430	$50,449		$50,449
Cost of Sales	33,231		33,231	35,913		35,913
%	71.6%		71.6%	71.2%		71.2%

Gross Profit	13,199	-	13,199	14,536	-	14,536
%	28.4%		28.4%	28.8%		28.8%

Selling, General & Administrative
Expenses	6,591		6,591	6,902		6,902
%	14.2%		14.2%	13.7%		13.7%

Restructuring Charge	2,525	(2,525)	-	-		-
%	5.4%		0.0%	0.0%		0.0%

Earnings from Operations	4,083	2,525	6,608	7,634	-	7,634
%	8.8%		14.2%	15.1%		15.1%

Other Income	179		179	1,794	(1,598)	196
%	0.4%		0.4%	3.6%		0.4%

Earnings before Income Taxes	4,262	2,525	6,787	9,428	(1,598)	7,830
%	9.2%		14.6%	18.7%		15.5%

Income Tax Provision	1,016	-	1,016	1,758	(543)	1,215
Effective Tax Rate	23.8%		15.0%	18.6%		15.5%

Net Earnings	3,246	2,525	5,771	7,670	(1,055)	6,615
%	7.0%		12.4%	15.2%		13.1%

	26 Weeks Ended			26 Weeks Ended
	August 26, 2012			August 28, 2011
			Before			Before
		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items
Net Sales	$92,476		$92,476	$102,266		$102,266
Cost of Sales	66,301		66,301	71,761		71,761
%	71.7%		71.7%	70.2%		70.2%

Gross Profit	26,175	-	26,175	30,505	-	30,505
%	28.3%		28.3%	29.8%		29.8%

Selling, General & Administrative
Expenses	13,647		13,647	14,452		14,452
%	14.8%		14.8%	14.1%		14.1%

Restructuring Charge	2,536	(2,536)	-	-	-	-
%	2.7%		0.0%	0.0%		0.0%

Earnings from Operations	9,992	2,536	12,528	16,053	-	16,053
%	10.8%		13.5%	15.7%		15.7%

Other Income	377		377	2,015	(1,598)	417
%	0.4%		0.4%	2.0%		0.4%

Earnings before Income Taxes	10,369	2,536	12,905	18,068	(1,598)	16,470
%	11.2%		14.0%	17.7%		16.1%

Income Tax Provision	2,190	4	2,194	3,156	(543)	2,613
Effective Tax Rate	21.1%		17.0%	17.5%		15.9%

Net Earnings	8,179	2,532	10,711	14,912	(1,055)	13,857
%	8.8%		11.6%	14.6%		13.5%

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